EXHIBIT 23.  CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lilly GlobalShares Stock Option Plan of Eli Lilly and Company of our report dated February 5, 1996, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


            ERNST & YOUNG LLP

            March 22, 1996